UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2009 (June 8, 2009)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2009 Executive Bonus Program Awards

On June 8, 2009, the Compensation Committee (“Committee”) of the Board of Directors of Cyberonics, Inc. (“Company”) approved annual bonuses for the Company’s named executive officers.  In the Company’s Proxy Statement filed on August 7, 2008 (“Proxy”), the Company described its Fiscal 2009 Executive Bonus Program as approved by the Committee, noting that pursuant to the terms of their employment agreements, copies of which are on file with the Securities and Exchange Commission, the target annual bonus amount for the Company’s Chief Executive Officer (“CEO”) is 75% of his annual base salary, and the target annual bonus amount for each of the other named executive officers is 50% of the officer’s annual base salary.  According to the program, annual bonuses for the Company’s executive officers are paid from a bonus pool, which is funded according to

•	achievement of an annual revenue plan target (which accounts for 25% of the target annual bonus amount);

•	achievement of a net income plan target (which accounts for 25% of the target annual bonus amount);

•
achievement of performance objectives common to the executive management team (which accounts for 50% of the target annual bonus amount for the CEO and 25% of the target annual bonus amount for the other executive officers), and

•	achievement of individual performance objectives approved by the CEO (which accounts for 25% of the target annual bonus amount for executive officers other than the CEO).

The table below discloses the annual revenue plan target, the net income plan target, and the extent of achievement of the targets by the Company for fiscal 2009.

	Target Amounts	Company Performance (1)	% Achievement of Target Amounts (2)
Revenue Plan Target	$137,343,000	$143,600,000	104.6%
Net Income Plan Target	$8,771,000	$15,726,000	150.0%

(1)
The Company’s net income for fiscal 2009 was $26,720,000.  For purposes of measuring achievement of the net income plan target, the Committee excluded $10,994,000, representing net income from the early extinguishment of convertible note debt.

(2)
The overachievement for the net income plan target was 179.3% (after the adjustment for early extinguishment of convertible note debt).  The maximum overachievement for any target under the Fiscal 2009 Executive Bonus Program was 150%.

Also as described in the Proxy, the bonus actually awarded to an individual executive officer may range from 0% to 200% of the executive officer’s target bonus amount, and the sum of the bonuses actually paid to all executive officers may be less than, but cannot exceed, the amount in the bonus pool.  For fiscal 2009, however, taking into account the Company’s outstanding financial performance and the extent of the net income overachievement amount ($6,955,000), the Committee exercised its discretion to increase the bonus pool amount by $86,935, or 1.25% of the net income overachievement amount.  The Committee then approved annual bonuses to the named executive officers as shown in the table below.

Executive Officer	Target Bonus Amount	Actual Bonus Amount	% of Target Bonus Amount
Daniel J. Moore	$360,000	$425,000	118
Gregory H. Browne	$139,125	$173,739	125
James A. Reinstein	$150,075	$197,244	131
Randall L. Simpson	$120,000	$145,632	121
David S. Wise	$127,500	$160,911	126

Base Salary Adjustments

Also on June 8, 2009, the Committee considered increases in annual base salaries for the Company’s executive officers.  During the fourth quarter of fiscal 2009, the Committee engaged an independent compensation consultant, Pearl Meyer & Partners (“PM&P”), to provide compensation data from a survey of peer companies and other sources.  The Committee used this benchmarking data to insure that the executive officers’ base salaries are competitive with base salaries offered by companies with whom the Company competes for talented executive officers.  The Committee believes that executive officer base salaries targeted at the 50th percentile in the benchmarking data, when combined with the other elements of the Company’s executive compensation program, comprise an attractive compensation package.  In addition to consideration of the benchmarking data, in establishing base salaries, the Committee takes into account:

•
internal pay equity, achieved by aligning the salary for each position relative to salaries for other positions so that it accurately reflects each executive officer’s skills, responsibilities, experiences, and contributions to the Company;

•	the scope, level of expertise, and experience required for each position;

•	the strategic impact of each position; and

•	the demonstrated individual performance and potential future contribution of each executive officer.

Based on these considerations, the Committee approved increases in annual base salaries for the named executive officers effective as of June 29, 2009, as follows:

Executive Officer	Current Base Salary	New Base Salary	Percent Increase
Daniel J. Moore	$480,000	$505,000	5.2%
Gregory H. Browne	$278,250	$295,000	6.0%
James A. Reinstein	$300,150	$312,150	4.0%
Randall L. Simpson	$240,000	$245,000	2.1%
David S. Wise	$255,000	$270,000	5.9%

Long-Term Incentive Compensation

Also on June 8, 2009, the Committee considered long-term incentive compensation in the form of equity awards for the Company’s executive officers.  The Committee believes that annual equity awards serve as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases.  For its fiscal 2010 awards, the Committee adopted the philosophy that annual equity awards typically should have a grant date value in the range of 1.0 to 1.5 times the executive officer’s annual base salary.  According to the PM&P benchmarking data considered by the Committee, an equity award value equal to an executive officer’s annual base salary approximates the 50th percentile for most positions, and an equity award value equal to 150% of an executive officer’s annual base salary is less than the 75th percentile for most positions.

For fiscal 2010, the Committee awarded approximately one-half of the value of each award in shares of restricted stock, all of which vests on the third anniversary of the grant date, and one-half of the value in stock options, which vest at the rate of 25% on each of the first four anniversaries of the grant date.  By splitting the awards between restricted stock and stock options, the Committee sought to balance the stability of immediate value upon vesting of restricted stock with the potential for greater value from stock options with substantial increases in the stock price.  Because the compensation expense recognized by the Company for a share of restricted stock on the grant date was approximately two times the expense recognized for a stock option, the Committee awarded two stock options for each share of restricted stock.

In determining the value to be awarded each executive officer, the Committee considered the demonstrated individual performance of each executive officer and the extent to which an executive officer is considered to be a key contributor to the future success of the Company.  Based on these considerations, the Committee approved the following annual equity awards to the named executive officers:

Officer	Grant Date Value	Restricted Shares	Shares of Stock Subject to an Option
Daniel J. Moore	$600,000	20,380	40,760
Gregory H. Browne	$333,900	11,341	22,682
James A. Reinstein	$375,188	12,744	25,488
Randall L. Simpson	$240,000	8,152	16,304
David S. Wise	$306,000	10,394	20,788

One-Time Retention Awards

The Committee believes that the Company has assembled an outstanding team of executive officers and wishes to insure that key executive officers, those whose departure from the Company would create the most risk to the Company’s ability to realize its vision, are adequately incentivized to continue their employment with the Company.  Accordingly, at the end of fiscal 2009, the Committee reviewed all prior equity awards to each executive officer and considered the extent to which these awards foster retention of the executive officer.  For purposes of this analysis, the Committee calculated the total value of all unvested awards of restricted stock and all unexercised stock options, both vested and unvested, at a stock price of $25.00 per share, a premium of at least 65% over the current trading range of the Company’s stock.  The Committee then established for key executive officers a minimum value that it considered reasonably likely to be sufficient to retain the executive officer and determined the additional number of shares of restricted stock, valued at $25.00 per share, to achieve that retentive value.  Based on this analysis, the Committee approved the following awards of restricted stock, all of which will vest on the third anniversary of the grant date, to named executive officers:

Officer	Grant Date Value	Restricted Shares
Daniel J. Moore	$677,120	46,000
Gregory H. Browne	$582,132	39,547
James A. Reinstein	$542,285	36,840
David S. Wise	$629,972	42,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
June 12, 2009